Exhibit (n)(1)
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 6, 2024, with respect to the consolidated financial statements of Blue Owl Technology Income Corp., included herein, and our report dated April 18, 2024, with respect to the senior securities table, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Blue Owl Technology Income Corp. prospectus.
/s/ KPMG LLP
New York, New York
December 10, 2024